                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]

                                  July 11, 2000



Board of Directors
The Titan Corporation
3033 Science Park Road
San Diego, CA  92121

Ladies and Gentlemen:

                  This firm has acted as special counsel to The Titan Corporation, a Delaware corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-8 (the "Registration Statement"), of 5,500,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company, issuable under the terms of the Plans (as defined below). Of such Shares, 1,500,000 shares are issuable under The Titan Corporation 2000 Employee Stock Purchase Plan (the "Stock Purchase Plan") and 4,000,000 shares are issuable under The Titan Corporation 2000 Employee and Director Stock Option and Incentive Plan (the "Stock Option Plan" and, together with the Stock Purchase Plan, the "Plans"). This letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with such registration.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. A copy of the Stock Purchase Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  3. A copy of the Stock Option Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  4. The Restated Certificate of Incorporation of the Company with amendments thereto, as certified by the Secretary of State of the State of Delaware on June 21, 2000 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  5. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  6. A certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated June 15, 2000.

                  7. Resolutions of the Board of Directors of the Company adopted at a meeting held on February 17, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  8. Resolutions of the stockholders of the Company adopted at a meeting held on May 31, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms contemplated in the Plans and (iii) receipt by the Company of the consideration for the Shares in accordance with the terms of the Plans (the form of which is in accordance with applicable law), the Shares will be validly issued, fully paid, and nonassessable.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.



                                                Very truly yours,


                                                /s/ HOGAN & HARTSON L.L.P.

                                                HOGAN & HARTSON L.L.P.